Exhibit 99.3
PLAYTIKA HOLDING CORP
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PLAYTIKA HOLDING CORP
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

On November 20, 2024, Playtika Holding Corp. (the “Company”) and Playtika Ltd. (“Playtika Limited”), a wholly owned subsidiary of the Company, completed Playtika Limited’s previously announced acquisition (the “Acquisition”) of all of the issued and outstanding share capital of SuperPlay Ltd. (“SuperPlay”) pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”), dated September 18, 2024, by and among the Company, Playtika Limited, SuperPlay, the shareholders of SuperPlay (the “Sellers”) and Gigi Levy-Weiss, as the shareholder representative, for an aggregate purchase price equal to (i) $700.0 million, payable at the closing of the Transaction, subject to certain post-closing adjustments, plus (ii) earnout payments of up to $1.250 billion, the amounts of which will be based on certain gross revenue growth and Adjusted EBITDA metrics of SuperPlay during the calendar years 2025, 2026 and 2027, in each case, payable following the end of the applicable measurement period. The cash portion of the consideration paid to the Sellers was subsequently decreased to $686.9 million pursuant to the post-closing adjustment provisions in the Purchase Agreement and is subject to further adjustments based on the Purchase Agreement.

The following unaudited pro forma combined financial statements present the combination of the historical consolidated financial statements of the Company and SuperPlay, adjusted to give effect to the Acquisition. These unaudited pro forma combined financial statements do not include any adjustments not otherwise described herein, including such adjustments associated with (1) operations of the Company or SuperPlay after September 30, 2024, (2) potential synergies that may be achieved following the Acquisition, or (3) any one-time integration and other costs related to the Acquisition that may be incurred following the closing of the Acquisitions, to the extent such costs are not reasonably certain.

The unaudited pro forma combined financial information contained herein was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, in order to give effect to the Acquisition and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statements of comprehensive income for the year ended December 31, 2023 and the nine months ended September 30, 2024 were prepared as if the Acquisition occurred on January 1, 2023. The unaudited pro forma combined balance sheet was prepared as if the Acquisition occurred on September 30, 2024. The pro forma adjustments give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of comprehensive income, expected to have a continuing impact on the combined results of the Company and SuperPlay following the Acquisition.

The historical financial information of the Company is derived from the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023 and the unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2024. The historical financial information of SuperPlay is derived from the audited consolidated financial statements of SuperPlay for the year ended December 31, 2023 and the unaudited consolidated financial statements of SuperPlay for the nine months ended September 30, 2024.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, financial condition or other financial information of the Company would have been if the Acquisition had occurred as of the dates indicated or what such results or financial condition will be for any future periods. The unaudited pro forma combined financial statements have been compiled in a manner consistent with the Company’s accounting policies and are based on preliminary estimates and assumptions considered appropriate by the Company’s management and on the information available at the time of the preparation thereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the

Acquisition. The unaudited pro forma combined financial statements do not reflect any cost savings and synergies expected to result from the Acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance, restructuring or integration activities resulting from the Acquisition.

The unaudited pro forma combined financial statements should be read in conjunction with (1) the accompanying notes to the unaudited pro forma combined financial statements, (2) Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical consolidated financial statements of the Company and the accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as previously filed with the Securities and Exchange Commission, and (3) the historical financial statements of SuperPlay and the accompanying notes as of and for the year ended December 31, 2023 and the nine months ended September 30, 2024, included as Exhibits 99.1 and 99.2 to the Company's Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2025 (the “Form 8-K”) of which this Exhibit 99.3 is a part.

PLAYTIKA HOLDING CORP
Pro Forma Combined Balance Sheet
As of September 30, 2024
(In millions, except par value)
(Unaudited)

	Playtika		Pro Forma		Pro Forma
	Holding Corp.	SuperPlay	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$1,145.9	$18.6	$(705.5)	(a)	$459.0
Short-term bank deposits	55.8	10.0	(10.0)	(a)	55.8
Restricted cash	1.5	—	—		1.5
Accounts receivable	159.6	34.2	—		193.8
Prepaid expenses and other current assets	107.3	4.6	—		111.9
Total current assets	1,470.1	67.4	(715.5)		822.0
Property and equipment, net	108.8	3.0	—		111.8
Operating lease right-of-use assets	92.0	5.4	—		97.4
Intangible assets other than goodwill, net	263.8	—	352.0	(b)	615.8
Goodwill	988.7	—	684.9	(c)	1,692.2
			24.1	(d)
			(5.5)	(a)
Deferred tax assets, net	100.4	—	—		100.4
Investment in unconsolidated entities	19.1	—	—		19.1
Other non-current assets	146.2	3.3	—		149.5
Total assets	$3,189.1	$79.1	$340.0		$3,608.2

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabiliies
Current maturities of long-term debt	$11.7	$44.5	$(44.5)	(a)	$11.7
Short-term revolving credit line	—	30.0	(30.0)	(a)	—
Accounts payable	36.5	2.8	—		39.3
Operating lease liabilities, current	19.0	1.6	—		20.6
Accrued expenses and other current liabilities	384.9	37.4	7.6	(e)	429.9
Total current liabilities	452.1	116.3	(66.9)		501.5
Long-term debt	2,391.2	64.4	(64.4)	(a)	2,391.2
Contingent consideration	23.5	—	350.0	(b)	373.5
Other long-term liabilities, including employee related benefits	325.3	—	—		325.3
Operating lease liabilities, long-term	78.3	3.2	—		81.5
Deferred tax liabilities, net	16.7	—	24.1	(d)	40.8
Total liabilities	3,287.1	183.9	242.8		3,713.8

	Playtika		Pro Forma		Pro Forma
	Holding Corp.	SuperPlay	Adjustments		Combined
Commitments and contingencies
Convertible preferred shares
Convertible preferred shares of NIS 0.01 par value: 2.4 shares authorized as of September 30, 2024; 2.4 shares issued and outstanding as of September 30, 2024	—	54.1	(54.1)	(a)	—
Stockholders' equity (deficit)
Common stock of $0.01 par value; 1,600.0 shares authorized; 372.6 shares issued and outstanding at September 30, 2024	4.1	—	—		4.1
Treasury stock at cost (51.8 shares at September 30, 2024)	(603.5)	—	—		(603.5)
Additional paid-in capital	1,334.7	9.2	(9.2)	(a)	1,334.7
Accumulated other comprehensive loss	7.0	—	—		7.0
Accumulated deficit	(840.3)	(168.1)	168.1	(a)	(847.9)
			(7.6)	(e)
Total stockholders' deficit	(98.0)	(104.8)	97.2		(105.6)
Total liabilities and stockholders' equity (deficit)	$3,189.1	$79.1	$340.0		$3,608.2

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLAYTIKA HOLDING CORP
Pro Forma Combined Statement of Comprehensive Income
Year Ended December 31, 2023
(In millions, except per share data)
(Unaudited)

	Playtika		Pro Forma		Pro Forma
	Holding Corp.	SuperPlay	Adjustments		Combined
Revenues	$2,567.0	$169.4	$—		$2,736.4
Costs and expenses
Cost of revenue	718.5	49.9	42.2	(h)	810.6
Research and development expenses	406.4	17.0	—		423.4
Sales and marketing expenses	585.7	119.9	57.0	(h)	762.6
General and administrative expenses	303.5	5.1	11.7	(e)	341.6
			8.8	(f)
			12.5	(g)
Impairment of intangible assets	51.3	—	—		51.3
Total costs and expenses	2,065.4	191.9	132.2		2,389.5
Income (loss) from operations	501.6	(22.5)	(132.2)		346.9
Interest expense and other, net	109.5	7.9	—		117.4
Income (loss) before income taxes	392.1	(30.4)	(132.2)		229.5
Provision for income taxes	157.1	—	(17.2)	(d)	139.9
Net income (loss)	235.0	(30.4)	(115.0)		89.6
Other comprehensive income (loss)
Foreign currency translation	5.6	—	—		5.6
Change in fair value of derivatives	(2.6)	—	—		(2.6)
Total other comprehensive income (loss)	3.0	—	—		3.0
Comprehensive income (loss)	$238.0	$(30.4)	$(115.0)		$92.6

Net income per share attributable to common stockholders, basic	$0.64				$0.24
Net income per share attributable to common stockholders, diluted	$0.64				$0.24
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	366.3		—		366.3
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	366.8		—		366.8

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLAYTIKA HOLDING CORP
Pro Forma Combined Statement of Comprehensive Income
Nine Months Ended September 30, 2024
(In millions, except per share data)
(Unaudited)

	Playtika		Pro Forma		Pro Forma
	Holding Corp.	SuperPlay	Adjustments		Combined
Revenues	$1,899.0	$263.6	$—		$2,162.6
Costs and expenses
Cost of revenue	513.3	78.4	31.6	(h)	623.3
Research and development expenses	306.7	20.3	—		327.0
Sales and marketing expenses	509.7	221.3	42.8	(h)	773.8
General and administrative expenses	196.7	8.8	7.6	(e)	230.9
			8.4	(f)
			9.4	(g)
Impairment of intangible assets	36.3	—	—		36.3
Total costs and expenses	1,562.7	328.8	99.8		1,991.3
Income (loss) from operations	336.3	(65.2)	(99.8)		171.3
Interest expense and other, net	77.4	10.2	—		87.6
Income (loss) before income taxes	258.9	(75.4)	(99.8)		83.7
Provision for income taxes	80.0	—	(12.9)	(d)	67.1
Net income (loss)	178.9	(75.4)	(86.9)		16.6
Other comprehensive income (loss)
Foreign currency translation	1.9	—	—		1.9
Change in fair value of derivatives	(15.5)	—	—		(15.5)
Total other comprehensive income (loss)	(13.6)	—	—		(13.6)
Comprehensive income (loss)	$165.3	$(75.4)	$(86.9)		$3.0

Net income per share attributable to common stockholders, basic	$0.48				$0.04
Net income per share attributable to common stockholders, diluted	$0.48				$0.04
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	371.4		0.5	(e)	371.9
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	371.7		0.7	(e)	372.4

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLAYTIKA HOLDING CORP
Notes to the Pro Forma Combined Financial Statements
(Unaudited)

NOTE 1.    BASIS OF PRO FORMA PRESENTATION

On November 20, 2024, the Company completed the Acquisition of all of the issued and outstanding share capital of SuperPlay from the Sellers for aggregate consideration consisting initially of (i) $700.0 million, payable at the closing of the Transaction, subject to certain post-closing adjustments, plus (ii) earnout payments of up to $1.250 billion, the amounts of which will be based on certain gross revenue growth and Adjusted EBITDA metrics of SuperPlay during the calendar years 2025, 2026 and 2027, in each case, payable following the end of the applicable measurement period. The cash portion of the consideration paid to the Sellers was subsequently decreased to $686.9 million pursuant to the post-closing adjustment provisions in the Purchase Agreement and is subject to further adjustments based on the Purchase Agreement.

The unaudited pro forma combined financial statements present the combination of the historical consolidated financial statements of the Company and SuperPlay, adjusted to give effect to the Acquisition. These unaudited pro forma combined financial statements do not include any adjustments not otherwise described herein, including such adjustments associated with (1) operations of the Company or SuperPlay after September 30, 2024, (2) potential synergies that may be achieved following the Acquisition, (3) any one-time integration and other costs related to the Acquisition that may be incurred following the closing of the Acquisitions, to the extent such costs are not reasonably certain, or (4) conforming SuperPlay’s financial statements to the Company’s accounting policies set forth in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2024. See the introduction to the unaudited pro forma combined financial statements for a discussion of the assumptions, estimates and qualifications underlying the preparation of the unaudited pro forma combined financial statements and the related adjustments.

NOTE 2.    PURCHASE PRICE

The Acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The following is a preliminary summary of the components of the purchase price paid by the Company to the Sellers in the Acquisition (after taking into account the adjustment to the cash portion of the purchase price pursuant to the post-closing adjustment provisions of the Purchase Agreement, as described above, subject to further adjustments based on the Purchase Agreement):

(in millions)
Consideration paid as of November 20, 2024	$686.9
Estimated acquisition date fair value of contingent consideration	350.0
Cash acquired in acquisition	19.9
Deferred consideration	(1.9)
Total consideration	$1,054.9

NOTE 3.     PURCHASE PRICE ALLOCATION

ASC 805 requires that, among other things, the assets acquired and liabilities assumed or incurred be recognized at their fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The following is a preliminary summary of the estimated fair values of the assets acquired and liabilities assumed or incurred as of the Acquisition date:

(in millions)
Accounts receivable	$27.5
Other current assets	6.7
Property and equipment	9.8
Deferred consideration	1.9
Intangible assets	352.0
Goodwill	711.4
Deferred tax liability	(24.1)
Contingent consideration	(350.0)
Liabilities assumed	(48.3)
Total identifiable assets acquired and liabilities assumed or incurred	$686.9

Management has estimated the fair values of assets acquired and liabilities assumed or incurred in the Acquisition for use in these pro forma financial statements based upon management’s preliminary financial models for the Acquisition and upon similar allocations from prior acquisitions. The preliminary estimates require the use of various assumptions, including, among others, assumptions regarding future operating results, valuation multiples, and discount rates. The closing date fair value of contingent consideration was estimated using a Monte Carlo simulation model, which also relies on several of these same valuation input assumptions. Changes in these assumptions can materially affect these estimates. Management has engaged a third-party valuation specialist to assist the Company with finalizing these allocations, with such allocation process currently under review by both the Company and the third-party specialist, and are subject to change. Thus, it is possible that the estimates of fair value to be used by the Company in its upcoming Annual Report on Form 10-K could be different than the estimated allocations presented herein.

NOTE 4.    RECLASSIFICATIONS TO UNAUDITED PRO FORMA COMBINED FINANCIAL
STATEMENTS

For purposes of the unaudited pro forma combined financial statements, the following captions from the SuperPlay consolidated historical balance sheet as of September 30, 2024, which is filed as Exhibit 99.2 of the Company’s Form 8-K, have been reclassified to conform to the presentation of the Company:

•$4.6 million from Other receivables was reclassified into Prepaid expenses and other current assets.
•$1.0 million from Restricted cash was reclassified into Other non-current assets.
•$5.8 million from Employees and payroll accruals was reclassified into Accrued expenses and other current liabilities.

NOTE 5.    PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma combined financial statements are based on preliminary estimates and assumptions that are subject to change and are as follows:

(a)    Reflects the net cash payment related to the Acquisition (after taking into account the post-closing adjustment to the cash portion of the purchase price under the Purchase Agreement) and the elimination of the pre-close SuperPlay cash, debt, and equity balances to reflect the Acquisition on a cash-free, debt-free basis. It should be noted that the results of operations for the reported periods include the interest expense incurred prior to the acquisition date related to SuperPlay’s agreement to sell accounts receivable to Nirvana Funding.

(b)     Reflects the preliminary allocation of the purchase price to the acquired tangible and intangible assets based on their estimated fair values (see Note 3).

(c)    Reflects the difference between the purchase price and the estimated fair values of the identified assets acquired and liabilities assumed or incurred, which is recorded as goodwill (see Note 3).

(d)    Reflects certain net deferred tax balances arising as a result of the form of the Acquisition and the associated amortization.

(e)    Reflect transaction costs of the Company incurred in related to the Acquisition that are not recored within the historical consolidated financial statements.

(f)    Reflects the adjustment to stock-based compensation expense as a result of additional revenue from the Acquisition included in performance achievement calculations for PSU awards granted to employees of the Company. PSUs that were achieved based on 2023 performance were vested in 2024.

(g)    Reflects the adjustment for retention payments to be paid to selling employee shareholders of SuperPlay that will continue as employees of the Company after the Acquisition. The 4-year term of the retention plan is assumed to have been adjusted to start on January 1 of the pro forma combined statement of comprehensive Income period presented with no assumed change to the duration of the plan.

(h)    Reflects the adjustment to amortization expense for intangible assets acquired by the Company resulting from the effect of the preliminary purchase price allocation.